EXHIBIT 5.1

January 15, 2010

Access Pharmaceuticals, Inc.
2600 Stemmons Freeway, Suite 176
Dallas, TX 75207

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-162687), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement covers the registration of (i) up to $25,000,000  in units (the “Units”) issuable to the public, each Unit consisting of (a) a set number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (b) a warrant to purchase a set number of shares of Common Stock, (ii) warrants to purchase a set number of shares of Common Stock (the “Placement Agent Warrants”, and together with the Public Warrants, the “Warrants”), (iii) all shares of Common Stock and all Public Warrants issued as part of the Units, and (iv) all shares of Common Stock issuable upon exercise of the Warrants.

In connection with this opinion, we have examined originals or copies of the following documents (the “Transaction Documents”):

(a) the Registration Statement;

(b) the Warrants; and

(c) such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon the certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion.  This opinion is limited solely to the federal laws of the United States, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws and, as to the Warrants constituting valid and legally binding obligations of the Company, solely to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof.

We note that the Warrants contain provisions stating that they are to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a “Chosen-Law Provision”).  Except to the extent that such a Chosen Law provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court, or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

Based upon and subject to the foregoing, we are of the opinion that

1.
The Common Stock included in the Units, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

2.
Each Warrant included in the Units and each Placement Agent Warrant, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.
Assuming that the Company has an adequate number of authorized shares of Common Stock, the Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM McCUTCHEN LLP